EXHIBIT 11.1
                                                             (Page 1 of 2)


                       TEREX CORPORATION AND SUBSIDIARIES
                    Computation of Earnings per Common Share
                     (in millions except per share amounts)

                                                             Three Months Ended March 31,
                                                           ----------------------------------
                                                                1997              1996
                                                           ---------------- -----------------
PRIMARY:

Income (loss) from continuing operations...................$       3.9      $       (2.7)
Income from discontinued operations........................      ---                 3.2
                                                           ---------------- -----------------

Net income.................................................        3.9               0.5
     Less:  Accretion of Preferred Stock...................       (0.4)             (1.9)
                                                           ---------------- -----------------

Net income (loss) applicable to common stock...............$       3.5      $       (1.4)
                                                           ================ =================

Weighted average shares outstanding during the period......       13.3              10.6
Assumed exercise of warrants at ratio determined
     as of March 31, 1997..................................        0.6             ---  (a)
Assumed exercise of stock options..........................        0.5             ---  (a)
                                                           ---------------- -----------------

Primary shares outstanding.................................       14.4              10.6
                                                           ---------------- -----------------

Primary income (loss) per common share
     Income (loss) from continuing operations..............$      0.24      $      (0.43)
     Income from discontinued operations...................     ---                 0.30
                                                           ---------------- -----------------

         Net income (loss).................................$      0.24      $      (0.13)
                                                           ================ =================

            (a)  Excluded from computation because the effect is antidilutive.

                                                                EXHIBIT 11.1
                                                               (Page 2 of 2)

                       TEREX CORPORATION AND SUBSIDIARIES
                    Computation of Earnings per Common Share
                     (in millions except per share amounts)

                                                                   Three Months Ended March 31,
                                                                 ----------------------------------
                                                                      1997              1996
                                                                 ---------------- -----------------
FULLY DILUTED:

Income (loss) from continuing operations.........................$       3.9      $       (2.7)
Income from discontinued operations..............................      ---                 3.2
                                                                 ---------------- -----------------

Net income.......................................................        3.9               0.5
     Less:  Accretion of Preferred Stock.........................       (0.4)             (1.9)
                                                                 ---------------- -----------------

Income (loss) applicable to common stock.........................        3.5              (1.4)
Add:  Accretion of Preferred Stock assumed converted
     at beginning of period......................................      ---  (a)          ---  (a)
                                                                 ---------------- -----------------

Net income (loss) applicable to common stock.....................$       3.5      $       (1.4)
                                                                 ================ =================

Weighted average shares outstanding during the period............       13.3              10.6
Assumed exercise of warrants at ratio determined
     as of March 31, 1997........................................        0.6             ---  (a)
Assumed conversion of Preferred Stock............................      ---  (a)          ---  (a)
Assumed exercise of stock options................................        0.5             ---  (a)
                                                                 ---------------- -----------------
Fully diluted shares outstanding.................................       14.4              10.6
                                                                 ---------------- -----------------

Fully diluted income (loss) per common share
     Income (loss) from continuing operations....................$       0.24     $       (0.43)
     Income from discontinued operations.........................      ---                 0.30
                                                                 ---------------- -----------------

         Net income (loss).......................................$       0.24     $       (0.13)
                                                                 ================ =================

            (a) Excluded from the computation because the effect is anti-dilutive.